                                                                   EXHIBIT 10.26

                            THIRD AMENDMENT TO RADNOR
                      TECHNOLOGY AND RESEARCH CENTER LEASE


      THIS THIRD AMENDMENT TO LEASE (the "Amendment") is made this 19th day of January, 2004 by and between RADNOR PROPERTIES- 145 KOP, L.P., a Delaware limited partnership (hereinafter called "Landlord"), and CENTOCOR, INC., a Pennsylvania corporation (hereinafter called "Tenant").


                                   BACKGROUND

      A. Landlord and Tenant entered into that certain Radnor Technology and Research Center Lease dated March 8, 2002, as amended by that First Amendment to Lease dated June 21, 2002, and that Second Amendment to Lease dated March 3, 2003 (collectively, the "Lease"), whereby Landlord leased to Tenant and Tenant rented from Landlord the space containing 181,797 rentable square feet located on the Court level and First (1st), Third (3rd) and Fourth (4th) floors of the research building (the "Research Building") and the space containing 1,344 rentable square feet located in the Storage Building (as defined in the Lease), which are located within the Radnor Technology and Research Center (the "Center"), at 145 King of Prussia Road, Radnor Township, Delaware County, Pennsylvania 19087.

      B. Tenant desires to lease 47,090 rentable square feet located on the second (2nd) Floor (the "Second Floor Space") which space is more particularly delineated on the site plan attached hereto as Exhibit "A" and made a part hereof. Landlord is willing to lease the Second Floor Space to Tenant, and otherwise accommodate Tenant all on and subject to the terms set forth herein.

      C. Tenant further desires to extend the term of the Lease for the Court level, and the First, Third and Fourth Floors of the Research Building and the Storage Building and Landlord is willing to so extend the term of the Lease, all on and subject to the terms set forth herein.

      D. As of the date hereof, except as otherwise specifically set forth herein, the Second Floor Space shall constitute a part of the "Demised Premises" under the Lease and, unless expressly set forth herein to the contrary, all of the terms and conditions set forth in the Lease shall apply to the Second Floor Space.

                                      TERMS

      NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and incorporating the above Background, and intending to be legally bound, agree as follows:

(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

      1. SECOND FLOOR SPACE.

            1.1. SECOND FLOOR SPACE. Landlord, for a term commencing on the delivery of a fully executed Amendment to Tenant (the "Second Floor Space Commencement Date") on which date the Second Floor Space shall be delivered to Tenant and, unless extended or sooner terminated as herein provided, expiring coterminous with the balance of the Demised Premises (pursuant to the extension set forth herein) on March 31, 2010 (the "Second Floor Term"), leases to Tenant, and Tenant rents from Landlord, the Second Floor Space, on the following terms and conditions:

                  (i) Minimum rent for the Second Floor Space shall commence on April 1, 2004 (the "Second Floor Space Rent Commencement Date") and accrue during the Second Floor Term as follows:

                                                       MONTHLY         ANNUAL MINIMUM
        AGREEMENT PERIOD                RATE         MINIMUM RENT            RENT
------------------------------        ---------     -------------     ----------------
April 1, 2004 - March 31, 2005        $   23.25     $   91,236.88     $   1,094,842.56
April 1, 2005 - March 31, 2006        $   24.00     $   94,180.00     $   1,130,160.00
April 1, 2006 - March 31, 2010        $   24.75     $   97,123.13     $   1,165,477.56

Minimum rent shall be payable during the Second Floor Term, in advance, in the monthly installments as set forth above, the first installment to be payable upon the execution of this Amendment and subsequent installments to be payable on the first day of each successive month of the Second Floor Term following the Second Floor Space Rent Commencement Date.

                  (ii) TENANT'S PROPORTIONATE SHARE. As of the Second Floor Space Commencement Date, Tenant's Proportionate Share shall be one hundred percent (100%). This is equal to the ratio of the rentable square feet of the Demised Premises in the Research Building to the total rentable square feet of space in the Research Building which is 228,887. The ratio of the rentable square feet in the Demised Premises to the total rentable square feet of office and laboratory space in the Center (which is 427,109) shall be Fifty three and 5,898/10,000 percent (53.5898%).

            1.2. Tenant may occupy any and all portions of the Second Floor Space, for the purpose of conducting Tenant's business therein, prior to the Second Floor Space Rent Commencement Date, with no obligation to pay the minimum rent set forth above until the Second Floor Space Rent Commencement Date; provided, however, Tenant shall be responsible for the payment of all utilities, Taxes and Operating Expenses, repairs and any other costs involved in operating, occupying and maintaining the Second Floor Space. Tenant may occupy any and all Second Floor Space for the purpose of constructing improvements therein prior to the Second Floor Space Rent Commencement Date and during such time Tenant shall have no obligation to pay for any of the costs set forth in this paragraph.

      2. RENEWAL OPTION. Section 30.1 of the Lease is hereby amended to delete the reference to five (5) years and replace it with forty eight (48) months. Further, the date on which Tenant must provide Landlord notice that Tenant wishes to exercise the Renewal Option as set

(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

forth in Section 30.3 of the Lease, is hereby changed from March 31, 2005 to March 31, 2008. If Tenant exercises its option to extend the term of the Lease pursuant to Paragraph 30 therein, Tenant must also elect to extend the term of the Lease for the Second Floor Space beyond March 31, 2010, and in the event Tenant properly exercises the Renewal Option, such extension as to the Second Floor Space shall be on the same terms and conditions that are set forth in such Paragraph 30. Notwithstanding the provisions of such Paragraph 30, the minimum annual rental rate during the renewal term for the Court, Third and Fourth floors of the Research Building, the Storage Building and the Cafeteria will escalate by three percent (3%) per annum, such escalation dating back to the rental rate for the period April 1, 2006 through March 31, 2007 (for example, if the renewal option is exercised, the April 1, 2010 rental rate per square foot for the Court, Third and Fourth floors of the Research Building will be $35.45 and will increase each year thereafter by three percent (3%)). The rental rate per rentable square foot during the renewal term for the First Floor of the Research Building and the Second Floor Space will escalate by $.75 per annum, such escalation dating back to the rental rate paid by Tenant for the period April 1, 2006 through March 31, 2007.

      3. SERVICES. Landlord agrees that during the term of the Lease, Landlord shall provide services to the First, Second, Third and Fourth Floor Space as set forth in this Paragraph 3.

            (A) Standard Central HVAC Services. Landlord shall provide heat, ventilation and air-conditioning ("HVAC") during "Business Hours (which shall mean twenty-four hours a day, seven days a week) as follows:

                  (1) First, Second, Third and Fourth Floors. Landlord shall operate, maintain and service all air handling and exhaust equipment that services the First through Fourth floors (hereinafter referred to as the "Upper Floors"). Landlord shall provide access to the existing "Building Automation System" to Tenant for operation of this equipment. Landlord shall supply no greater than 3,348 diversified (based on a 92% diversity factor) gallons per minute ("GPM") of 45 degree chilled water at outdoor design conditions of 95(degree) Dry Bulb/780 Wet Bulb and to supply required steam to the air handling units preheat coils not to exceed a rate of 12,900 Ibs/hr and for all air handling units combined at outdoor design conditions of zero degrees Fahrenheit. Steam shall also be provided to the air handler humidifiers at a rate not to exceed 4,900 Ibs/hr at 10 psig for all air handling units combined and 7,000 Ibs/hr for space heaters and 1,000 Ibs/hr for Lab processes. This is in addition to the quantities provided to the Court level pursuant to the Lease. All costs associated with the operation and maintenance of the HVAC system on the Upper Floors will be borne by Tenant and capital items shall be charged in accordance with Paragraph 4.1(B) of the Lease. Tenant shall be permitted to make modifications to the supply and exhaust systems, subject to Landlord's written approval of such modifications.

                  (2) Tenant acknowledges that the quantity of chilled water Landlord has agreed to furnish to Tenant for the Court and Upper Floors is equal to the Central Plant capacity, less Landlord's requirement of 1,152 diversified (based on a 92% diversity factor) gallons per minute of chilled water that is required to satisfy Landlord's chilled water requirements for the remainder of the Center. Tenant further acknowledges that, in the event that the total facility chilled water demand exceeds available Central Plant capacity for any reason, including, but not limited to scheduled or unscheduled chiller outages, Tenant, at Tenant's sole expense, shall furnish and install a temporary chilled water plant to eliminate the chilled water

(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

volume deficiency up to a maximum 720 tons of chilled water capacity as provided in the Second Amendment to Lease. To the extent that there is any deficiency in chilled water volume, either before or after Tenant has installed the temporary chilled water plant, such deficiency will act to reduce Landlord's obligation to provide chilled water to Tenant pursuant to this section on a gallon-per-gallon basis up to a maximum of 720 tons. In the event the chilled water volume deficiency is greater than 720 tons, then with respect to such additional deficiency, Landlord's obligation to provide chilled water to Tenant shall be reduced on a proportional basis based upon the diversified loads stated above. In the event that Tenant is not using its entire chilled water allocation set forth herein, Landlord may use such amounts. Notwithstanding the foregoing, it is understood that in the event of a chilled water deficiency at the Center, the furnishing of chilled water to the Court level takes priority over all other areas of the Center. Nothing in this section shall be construed to create any third party liability to Tenant in the event of a chilled water shortage that results in a business interruption to other tenants in the Center, unless such shortage results from Tenant's negligence or willful misconduct.

This section shall terminate Landlord's obligations to provide a specific quantity of conditioned air pursuant to sections 5A(2) of the Lease and 3A(1) of the Second Amendment.

            (B) Emergency Generator. With respect to the electric allocation set forth in Paragraph 5(C) of the Lease, Tenant shall be entitled to the use of emergency power furnished by the Research Building's generator. Tenant's total coincident demand (inclusive of Tenant's emergency loads on other floors) on the emergency bus duct system shall not exceed the total code allowable current carrying capacity of the bus duct system. If Tenant's total coincident demand exceeds the total code allowable current carrying capacity of the bus duct system, then Tenant shall reduce its total connected load until compliance is achieved. In no case, does Landlord represent or warrant that emergency power in excess of the current carrying capacity of the existing bus duct system is available for Tenant's use. This provision is not intended to amend Landlord or Tenants' rights and obligations as set forth in section 5.11 or 5.12 of the Lease or section 3.B of the Second Amendment.

      4. EXTENSION.

            4.1. The term of the Lease for the Court level and the First, Third and Fourth floors of the Research Building (the "Original Premises") and the Storage Building is hereby extended for an additional period of thirty-six (36) months from its current expiration date (the "Extended Lease Term"), thereby commencing on April 1, 2007 (the "Extended Lease Term Commencement Date") and continuing until, through and including, and expiring at 11:59 P.M. local time on March 31, 2010 (the "Extended Lease Term Expiration Date").

            4.2. The Lease is hereby amended to reflect that Tenant's obligation to pay minimum rent to Landlord with respect to the Original Premises and the Storage Building during the Extended Lease Term shall commence on the Extended Lease Term Commencement Date, and shall continue to accrue during the Extended Lease Term as set forth below:

COURT, 3RD AND 4TH FLOORS (135,125 RSF)

(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

                                     ANNUAL BASE         MONTHLY                ANNUAL
  FROM                 TO         RENTAL RATE/RSF       BASE RENT              BASE RENT
--------          --------       -----------------     -----------          --------------
04/01/07          03/31/10          $    29.00         $326,552.08          $ 3,918,624.96

1ST FLOOR (46,672 RSF)

                                     ANNUAL BASE         MONTHLY                ANNUAL
  FROM                 TO         RENTAL RATE/RSF       BASE RENT              BASE RENT
--------          --------       -----------------     -----------          --------------
04/01/07          03/31/10           $ 17.75           $ 69,035.67          $  828,428.04

STORAGE BUILDING (1,344 RSF)

                                     ANNUAL BASE         MONTHLY                ANNUAL
  FROM                 TO         RENTAL RATE/RSF       BASE RENT              BASE RENT
--------          --------       -----------------     -----------          --------------

04/01/07          03/31/10         $    16.80          $ 1,881.60           $   22,579.20

      5. RIGHT TO PURCHASE.

            5.1. EXERCISE. Section 4.1 of the Second Amendment to Lease is hereby amended by changing the date on which Tenant shall give an Exercise Notice to Landlord from April 1, 2005 to April 1, 2008, time being of the essence.

            5.2. PURCHASE PRICE. The Purchase Price (as defined in the First Amendment), shall be calculated based upon a three percent (3%) per annum increase in the rental rate per rentable square foot for Court, Third and Fourth floors from April 1, 2006 to March 31, 2007 and an increase of $.75 per annum per rentable square foot with respect to the office space leased by Tenant (including the First Floor) from April 1, 2006 to March 31, 2007 and any unleased office space, all regardless of the actual rental rate paid for such space. The rental rate per rentable square foot for the Second Floor Space shall not be included in the Purchase Price calculation (as the rental rate per rentable square foot of the Court, Third and Fourth floors shall control). Exhibit "B" attached hereto shall replace and supercede Exhibit "B" attached to the First Amendment and such Exhibit "B" is of no further force or effect.

      6. PARKING. In addition to the Non-Reserved Spaces (as defined in the Lease) granted to Tenant in the Lease (as amended), Tenant shall have the free, non-exclusive use of 94 Non- Reserved Spaces for Tenant, Tenant's employees, Tenant's business invitees and Tenant's agents. All of the terms and conditions set forth in Section 1.5 of the Lease shall apply to the Non-Reserved Spaces granted to Tenant in this Amendment.


      7. LOADING DOCKS. From and after the date of this Amendment, no other tenant shall use the Research Building loading docks without Tenant's prior written consent.



      8. Elevators, From and after the date of this Amendment, no other tenant shall use the Research Building elevators without Tenant's prior written consent. Tenant may install a front opening in the Research Building freight elevator on the First Floor, provided that upon


(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

expiration or termination of the Lease, Landlord may require Tenant to restore the First Floor elevator opening to the original condition.

      9. STORAGE BUILDING. Landlord's right to recapture one third (1/3) of the Storage Building, as more fully set forth in Section 1.1 of the First Amendment to Lease, is hereby deleted and of no further force or effect.

      10. AS IS/WHERE IS. Tenant represents that the Second Floor Space, and the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, by Landlord. Tenant specifically agrees to accept the Second Floor Space in "AS-IS", "WHERE-IS" condition, without any obligation on the part of Landlord to perform any alterations, improvements, redecorating or other work therein. The provisions of this Paragraph shall survive the termination of the Lease.

      11. BROKER. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than The Rubenstein Brokerage Group, Inc. and Brite Realty Services, Inc. ("Brokers"), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Each of the Brokers is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to each of the Brokers pursuant to a separate agreement between Landlord and each of the respective Brokers.

      12. CONFESSION OF JUDGMENT. Tenant hereby grants the warrants of attorney to Landlord to confess judgment against Tenant as set forth in Paragraph 12.7 of the Lease, all of the terms and conditions of which are incorporated herein by reference. The parties further acknowledge the effectiveness of such confession of judgment as if fully set forth herein.

      13. DEFINITIONS. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

      14. No DEFAULT. Tenant represents, warrants and covenants that to the best of Tenant's knowledge, no Event of Default has occurred under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.

      15. EFFECT OF AMENDMENT. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.

      16.MISCELLANEOUS. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant.

(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

            IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Amendment to be executed by their duly authorized representatives the day and year first above written.

WITNESS:                                    LANDLORD:

                                            RADNOR PROPERTIES-145 KOP, L.P.,

                                            By: Radnor GP-145 KOP, L.L.C.
                                                  General Partner

By: /s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
    -------------------                        --------------------------
                                               Authorized Signature

WITNESS:                                    TENANT:

                                            CENTOCOR, INC.


By: /s/ JILL TIRACORDA                      By: /s/ RICHARD A. BIERLY
   --------------------                         ------------------------
  Name: JILL TIRACORDA                         Name: Richard A. Bierly
                                               Title: VP FINANCE


(C)2001 The Rubenstein Company, L.P. All Rights Reserved.